# Grant Park FUTURES FUND

Continuous operation since 1989

*Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC*

*Monthly Flash Report*
*September 30, 2006*

Dearborn Capital Management, LLC

## MONTHLY COMMENTARY

The Grant Park Futures Fund sustained trading losses during the month. Setbacks were the result of positions in the currencies, metals, soft/agricultural commodities and interest rates. Gains came from the energy and stock index sectors. Long positions in the British pound lost ground after Bank of England officials stated that they expected growth and inflation to be lower than anticipated in the coming months, an indication that the central bank may continue to hold off on any further interest rate hikes. Canadian dollar longs incurred losses as that currency weakened in response to falling energy prices. Losses were incurred to long positions in the copper and aluminum markets as investors' concerns over a slow down in global economic growth sent prices for raw materials lower. Long positions in the livestock markets sustained losses as prices for beef fell on expectations that the number of cattle on U.S. feedlots would increase; losses to long positions in the hog market occurred after reports of increased pork production and a decrease in U.S. exports. Short positions in the LIFFE euribor contract sustained losses as prices for the short-term interest rate product rose in response to the aforementioned comments by Bank of England officials. Energy prices fell during the month, resulting in gains to short positions in the sector. An increase in U.S. commercial supplies of crude oil coupled with the perception of a lessening in geopolitical risks in the Middle East sent prices for crude, natural gas and heating oil lower for the month. Lastly, long positions in global equity markets were profitable as analysts suggested that the decision by the U.S. Federal Reserve Bank to keep short-term interest rates steady combined with benign U.S. economic data resulted in higher prices for the S&P Composite Index. Longs in the Spanish IBEX were profitable after the index traded higher on merger and acquisition activity from the utility sector.

### September 30, 2006 Statistics

| | Class A Units | Class B Units |
|---|---|---|
| Monthly Rate of Return | (1.10%) | (1.17%) |
| Year-to-Date Return | 6.99% | 6.30% |
| Net Asset Value | $1,140.013 | $1,003.781 |

### Statistics since inception – Class A Units **
### January 1, 1989 through September 30, 2006

| | |
|---|---|
| Total Fund Assets (A and B): | $360M |
| 12 Month Return: | 6.20% |
| 36 Month Cumulative Return: | 2.80% |
| 60 Month Cumulative Return: | 30.98% |
| Compounded Annual ROR: | 16.35% |
| 3 Yr. Comp. Ann. ROR: | 0.93% |
| 5 Yr. Comp. Ann. ROR: | 5.55% |
| 10 Yr. Comp. Ann. ROR: | 9.05% |
| Average 12-Month Return: | 21.91% |
| Worst Drawdown (6/89-10/89): | (38.87%) |
| Worst Drawdown Last 5 Years (2/04-8/04): | (23.65%) |
| Average 1-Month Gain: | 7.36% |
| Average 1-Month Loss: | (4.96%) |
| # of Winning Months | 114 |
| # of Losing Months: | 99 |

*See the glossary at the end of this presentation for definitions relevant to this table.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

### Grant Park Sector Exposure as of September 30, 2006


AGS/SOFTS
12%
INTEREST RATES
32%
ENERGY
10%
METALS
9%
STOCK INDICES
14%
CURRENCIES
23%

*For a list of markets traded in each market sector, please refer to the end of this presentation.*

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. Grant Park's trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

## HISTORICAL PERFORMANCE

### Class A Unit Performance

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | A Unit YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 1989 | 0.97% | (3.29%) | 17.34% | (9.51%) | 26.07% | (3.31%) | 0.70% | (21.72%) | (1.68%) | (18.43%) | 5.37% | 29.00% | 8.61% |
| 1990 | 5.20% | 6.32% | 22.20% | 31.10% | (15.80%) | 14.00% | 16.03% | 22.83% | 14.76% | 5.49% | 2.83% | (2.65%) | 197.04% |
| 1991 | (12.36%) | (13.31%) | 1.75% | (6.52%) | (1.90%) | 3.93% | (10.99%) | (1.85%) | 6.76% | 0.12% | (0.21%) | 35.80% | (6.77%) |
| 1992 | (15.23%) | (5.32%) | (2.32%) | (4.13%) | (2.34%) | 8.33% | 16.34% | 7.34% | (11.40%) | (0.72%) | 2.41% | (5.55%) | (15.50%) |
| 1993 | 2.38% | 18.13% | 1.57% | 15.69% | 2.30% | (2.34%) | 20.56% | 0.16% | (3.99%) | (5.39%) | 4.57% | 13.15% | 84.25% |
| 1994 | (13.74%) | (9.39%) | 23.25% | 2.31% | 14.29% | 14.25% | (5.96%) | (6.26%) | 2.76% | (7.54%) | 15.50% | (0.17%) | 24.30% |
| 1995 | (10.69%) | 16.37% | 20.67% | 10.88% | 14.93% | (1.82%) | (14.36%) | (11.29%) | (10.54%) | (5.40%) | 2.77% | 18.69% | 23.04% |
| 1996 | (1.09%) | (13.59%) | (1.34%) | 4.97% | (4.35%) | 2.32% | (1.48%) | (2.53%) | 3.81% | 14.82% | 7.80% | (6.99%) | (0.59%) |
| 1997 | 6.82% | 7.61% | 1.06% | (8.45%) | (0.91%) | 0.34% | 15.73% | (8.17%) | 2.92% | (5.18%) | 0.81% | 6.10% | 17.31% |
| 1998 | 1.96% | 2.62% | (1.08%) | (7.46%) | 3.13% | (0.37%) | (0.30%) | 24.62% | 6.23% | (4.64%) | (3.21%) | 2.09% | 22.40% |
| 1999 | (2.02%) | 7.95% | (5.18%) | 2.92% | (5.51%) | 0.22% | (2.68%) | (1.16%) | 1.54% | (8.65%) | 2.10% | 3.05% | (8.24%) |
| 2000 | (1.12%) | 0.69% | (1.70%) | (3.84%) | 1.80% | (3.51%) | (1.60%) | 4.36% | (2.30%) | 0.80% | 8.91% | 9.00% | 10.97% |
| 2001 | 1.86% | 0.53% | 6.63% | (4.51%) | (0.47%) | (2.66%) | 0.12% | 2.88% | 3.69% | 5.30% | (7.80%) | 2.14% | 7.00% |
| 2002 | (0.87%) | (5.95%) | 2.26% | (3.07%) | 5.17% | 10.07% | 6.63% | 1.57% | 2.87% | (6.04%) | (2.53%) | 5.58% | 15.25% |
| 2003 | 2.72% | 5.77% | (7.47%) | 2.57% | 9.68% | (1.26%) | (0.49%) | 0.19% | 0.13% | 2.52% | (0.91%) | 6.00% | 20.03% |
| 2004 | 0.38% | 7.33% | (1.40%) | (11.66%) | (4.75%) | (4.47%) | (3.36%) | (0.32%) | 1.07% | 3.43% | 8.45% | (0.89%) | (7.58%) |
| 2005 | (5.96%) | 3.42% | (0.51%) | (5.05%) | 3.98% | 1.89% | (1.96%) | 1.97% | (0.04%) | (3.38%) | 4.16% | (1.36%) | (3.44%) |
| 2006 | 3.49% | (3.28%) | 4.06% | 9.46% | (0.81%) | (2.85%) | (3.66%) | 2.20% | (1.10%) | | | | 6.99% |

### Class B Unit Performance

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | B Unit YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2003 | | | | | | | | 0.12% | 0.06% | 2.45% | (0.98%) | 5.93% | 7.66% |
| 2004 | 0.31% | 7.25% | (1.47%) | (11.72%) | (4.82%) | (4.55%) | (3.44%) | (0.40%) | 0.99% | 3.35% | 8.37% | (0.96%) | (8.40%) |
| 2005 | (6.04%) | 3.34% | (0.59%) | (5.12%) | 3.90% | 1.81% | (2.03%) | 1.89% | (0.11%) | (3.45%) | 4.08% | (1.35%) | (4.25%) |
| 2006 | 3.41% | (3.35%) | 3.98% | 9.38% | (0.88%) | (2.92%) | (3.73%) | 2.12% | (1.17%) | | | | 6.30% |

*Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.*

### THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

## GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

***Average 12-Month Return:*** The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

***Compounded Annual Rate of Return (ROR):*** This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

***Drawdown:*** A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

***Net Asset Value per Unit:*** This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

Dearborn
Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com

## NOTES

***Market Sectors:*** Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

**Interest Rates**
US Bonds & Notes
European Bonds
Pacific Rim Bonds

**Energy**
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

**Metals**
Gold
Silver
Nickel
Copper
Aluminum

**Currencies**
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

**Stock Indices**
US
European
Pacific Rim

**Agriculturals/Softs**
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

## INVESTMENT HIGHLIGHTS

**Minimum Investment:**
Class B Units: $10,000 Individual/$4,000 ERISA or qualified plans, additional minimum investment $2,000; Class A Units: New Accounts - $200,000, $15,000 Individual/$4,000 ERISA or qualified plans additional minimum investment. Existing Class A Unit holders and related parties have a minimum investment of $15,000 Individual/$4,000 ERISA or qualified plans.

**General Partner:**
Dearborn Capital Management, LLC

**Portfolio Managers:**
Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Winton Capital Management, Saxon Investment Corporation and Welton Investment Corporation.

**Redemptions:**
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

**Suitability:**
Varies from state to state but at least a minimum of $45,000 annual income and a net worth of $45,000 exclusive of home, auto and furnishings, or $150,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.